UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2016

ME RENEWABLE POWER CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-202234	30-0845224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Puces iela 47 dz. 40, Riga Latvia	LV-1082
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 371-2810-2618

JAREX SOLUTIONS CORP.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws

Item 8.01 Other Items

On May 31, 2016, our board of directors approved an agreement and plan of merger to merge with our wholly-owned subsidiary ME Renewable Power Corporation, a Nevada corporation, to effect a name change from Jarex Solutions Corp. to ME Renewable Power Corporation. Our company will remain the surviving company. ME Renewable Power Corporation was formed solely for the change of name.

Articles of Merger to effect the merger and change of name were filed with the Nevada Secretary of State on June 7, 2016, with an effective date of June 14, 2016.

The name change has been reviewed by the Financial Industry Regulatory Authority (FINRA) and has been approved for filing with an effective date of June 21, 2016.

The name change will become effective with the Over-the-Counter Bulletin Board at the opening of trading on June 21, 2016. In addition to the change of name, our trading symbol will change to MEPW. Our new CUSIP number is 552745 101.

Item 9.01 Financial Statements and Exhibits

3.1	Articles of Merger filed with the Nevada Secretary of State on June 7, 2016 with an effective date of June 14, 2016.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ME RENEWABLE POWER CORPORATION

Date: June 22, 2016	By:	/s/ Ka Sing Edmund Yeung
Ka Sing Edmund Yeung
President and Director